CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of AIM Investment Funds (Invesco Investment Funds) of

i.

our reports dated December 23, 2019, relating to the financial statements and financial highlights, which appear in Invesco Global Infrastructure Fund, Invesco Oppenheimer Discovery Mid Cap Growth Fund, and Invesco Oppenheimer Global Infrastructure Fund’s Annual Reports on Form N-CSR for the year ended October 31, 2019.

ii.

our report dated December 27, 2019, relating to the financial statements and financial highlights, which appear in Invesco Multi-Asset Income Fund and Invesco Oppenheimer Global Multi-Asset Income Fund’s Annual Report on Form N-CSR for the year ended October 31, 2019.

We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Statements” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

February 11, 2020